                                                                    EXHIBIT 4.2A

                        UNION PLANTERS HOME EQUITY CORP.,
                                             as Depositor,

                                       AND


                        --------------------------------,
                                   as Trustee



                                  -------------


                                     FORM OF
                              SERIES __ SUPPLEMENT

                            Dated as of _______ 20__

                                       TO

                                    INDENTURE

                            Dated as of _____________



                                  -------------



                          COLLATERALIZED MORTGAGE BONDS

                                    SERIES __

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1. Certain Defined Terms................................................................................S-2

SECTION 2. Class Designation; Principal Amount; Maturity........................................................S-8

SECTION 3. Date of the Bonds....................................................................................S-9

SECTION 4. Book-Entry Bonds.....................................................................................S-9

SECTION 5. Denominations.......................................................................................S-10

SECTION 6. Determination of Interest and Interest Payments.....................................................S-10

SECTION 7. Priority of Payments................................................................................S-10

SECTION 8. Places for Payment..................................................................................S-12

SECTION 9. Redemption..........................................................................................S-12

SECTION 10. Separate Trustees in the Event of a Conflict.......................................................S-12

SECTION 11. Transfer or Pledge of Depositor's Interest in the Trust Estate.....................................S-14

SECTION 12. Default............................................................................................S-14

SECTION 13. Substitution or Repurchase of Mortgage Collateral..................................................S-16

SECTION 14. Converted Mortgage Loans...........................................................................S-17

SECTION 15. Trustee's Advance Obligation.......................................................................S-17

SECTION 16. Form of Bonds......................................................................................S-17

SECTION 17. Notice to the Rating Agencies......................................................................S-17

SECTION 18. Payment Instructions...............................................................................S-18

SECTION 19. Ratification of Indenture..........................................................................S-18

SECTION 20. Schedules..........................................................................................S-18

SECTION 21. Counterparts.......................................................................................S-18

                              SERIES __ SUPPLEMENT

         THIS SERIES __ SUPPLEMENT (this "Series Supplement"), dated as of ________ 20__, by and between UNION PLANTERS HOME EQUITY CORP., a Delaware corporation (the "Depositor"), and ___________________________, a [national banking association], as trustee (the "Trustee"), under an indenture dated as of [___________] (the "Original Indenture" and, as supplemented by this Series Supplement, the "Indenture"), recites and provides as follows:

                              PRELIMINARY STATEMENT

         Sections 4.01, 4.02 and 10.01 of the Indenture provide, among other things, that the Depositor, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Indenture for the purpose of authorizing a Series of Bonds and to specify certain terms of each Series of Bonds. The Board of Directors of the Depositor has duly authorized the creation of a Series of Bonds with an aggregate principal amount of $___________, to be known as the Collateralized Mortgage Bonds, Series (the "Bonds") which will consist of [____] Classes designated as provided herein.

                                GRANTING CLAUSES

         To secure the payment of the principal of and interest on the Bonds in accordance with their terms, all of the sums payable under the Indenture and this Series Supplement with respect to the Bonds and the performance of the covenants contained in the Indenture and this Series Supplement, the Depositor hereby Grants to the Trustee, in trust and as collateral security as provided in the Indenture and this Series Supplement, for the benefit of the Holders of the Bonds, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from (a) the Mortgage Loans listed in [Schedule I-A and Schedule I-B] to this Series Supplement (the "Mortgage Loans") that the Depositor is causing to be delivered to the Trustee herewith (and all substitutions therefor as provided by Section 3.11 of the Indenture), together with the related Loan Documents and the Depositor's interest in any Mortgaged Property that secured a Mortgage Loan but that is acquired by foreclosure or deed in lieu of foreclosure after the Delivery Date, (b) all rights of the Depositor under the Sales Agreement relating to the Mortgage Loans, by and between _____________ (the "Seller") and the Depositor, dated [________, 20__] (the "Sales Agreement"), except the Depositor's right to fees and indemnification under Sections __ and __ thereof, respectively; (c) the Servicing Agreement; (d) the Custody Agreement among the Trustee, ______________________________, the Seller and the Master Servicer, dated as of
________, [20__]; (e) the Primary Mortgage Insurance Policies for the Mortgage Loans; (f) the Standard Hazard Insurance Policies for the Mortgage Loans; (g) the Title Insurance Policies for the Mortgage Loans; (h) the Collateral Proceeds Account and its constituent subaccounts, whether in the form of cash, instruments, securities or other properties; (i) the [Class One] Subordinated Account and the [Class Two] Subordinated Account, whether in the form of cash, instruments, securities or other properties; and (j) proceeds of all the foregoing (including, but not by way of limitation, all cash, proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (items (a) through (j) collectively, the "Trust Estate") to secure the Bonds.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and of the Indenture and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of each of the Series __ Bondholders may be adequately and effectively protected.

SECTION 1. Certain Defined Terms.

         With respect to the Bonds and in addition to the definitions set forth in Section 1.01 of the Indenture, the following provisions shall govern the defined terms set forth below.

         "Accounting Date": For each Payment Date, the last day of the month preceding the month in which such Payment Date occurs.

         "Accrual Date": [________ , 20__.]

         "Accrual Period": The calendar month preceding the month in which the applicable Payment Date occurs.

         "Accrued Interest": For any Payment Date for each Class of Bonds, an amount equal to one month's interest on their outstanding principal balances at the rate set forth in Section 2 hereof, in either case based on a [360]-day year of twelve [30]-day months, reduced by any Shortfall allocable thereto.

         "Bond Percentage": For each Mortgage Pool for each Payment Date, the Bond Percentage shall be the lesser of (a) [____] and (b) a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the Class A Bonds and Class B Bonds relating to such Mortgage Pool immediately prior to such Payment Date or on the Delivery Date, as appropriate, and the denominator of which is the aggregate outstanding principal balance of the Mortgage Loans in such Mortgage Pool that remain outstanding as of the first day of the related Due Period or the Cut-off Date, as appropriate.

         "Bond Prepayment Percentage":

Payment Date                                                          Bond Prepayment Percentage
_____ 20__ through _____ 20__....................................     [____];

_____ 20__ through _____ 20__....................................     Applicable  Bond  Percentage  for such Mortgage
                                                                      Pool,   plus   [___]   of   the    Subordinated
                                                                      Percentage for such Mortgage Pool;

Payment Date                                                          Bond Prepayment Percentage
_____ 20__ through _____ 20__....................................     Applicable  Bond  Percentage  for such Mortgage
                                                                      Pool,   plus   [___]   of   the    Subordinated
                                                                      Percentage for such Mortgage Pool;

_____ 20__ through _____ 20__....................................     Applicable  Bond  Percentage  for such Mortgage
                                                                      Pool,   plus   [___]   of   the    Subordinated
                                                                      Percentage for such Mortgage Pool;

_____ 20__ through _____ 20__....................................     Applicable  Bond  Percentage  for such Mortgage
                                                                      Pool,   plus   [___]   of   the    Subordinated
                                                                      Percentage for such Mortgage Pool; and

_____ 20__ and thereafter........................................     Applicable  Bond  Percentage  for such Mortgage
                                                                      Pool;


provided, however, that for any Payment Date on which the Bond Percentage for a Mortgage Pool is greater than the initial Bond Percentage for such Mortgage Pool, such Bond Prepayment Percentage for such Payment Date shall be [____]; and, provided further, that the reduction of the Bond Prepayment Percentage under the foregoing provisions is subject to satisfaction as of the related Payment Date of the applicable Step-Down Conditions.

Notwithstanding the foregoing, if the Subordinated Percentage for a Mortgage Pool equals at least twice the initial Subordinated Percentage for such Mortgage Pool on any Payment Date (A) occurring within three years following the Closing Date, then such Bond Prepayment Percentage for such Payment Date will equal the related Bond Percentage for such Payment Date plus [___] of the applicable Subordinated Percentage for such Payment Date; or (B) occurring more than three years following the Closing Date, such Bond Prepayment Percentage for such Payment Date shall equal the related Bond Percentage for such Payment Date; provided, however, that the applicable Step-Down Conditions are satisfied.

         "Bond Principal Amount": For any Payment Date an amount equal to the sum of the following:

                  (a) the then applicable related Bond Percentage multiplied by the principal portion of all Monthly Payments on the Mortgage Loans in the related Mortgage Pool due during the related Due Period, whether or not received;

                  (b) the product of (i) the then applicable related Bond Prepayment Percentage and (ii) the sum of the following amounts: (A) all full and partial principal prepayments on the Mortgage Loans in the related Mortgage Pool made by the respective Borrowers during the related Prepayment Period, (B) all other unscheduled collections, including Insurance Proceeds, and net Liquidation Proceeds (other than with respect to any Mortgage Loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of the Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period and (C) the principal portion of all proceeds of the purchase (or, in the case of a substitution, amounts representing a principal adjustment) of any Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period;

                  (c) with respect to unscheduled recoveries allocated to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of
         (A) the then applicable related Bond Prepayment Percentage multiplied by the remaining Scheduled Principal Balance of such Mortgage Loan at the time of liquidation and (B) the net Liquidation Proceeds; and

                  (d) any amounts described in clauses (a) or (b) hereof remaining unpaid from any previous Payment Date.

         "Certificated Bond": A certificated Bond other than a Book-Entry Bond.

         "Class [A] Bonds": The Class [___] and Class [___] Bonds.

         "Class [B] Bonds": The Class [___] and Class [___] Bonds.

         "Class [One] Bonds": The Class [___] and Class [___] Bonds.

         "[Class One] CP Subaccount": The CP Subaccount of the Collateral Proceeds Account into which the proceeds of the Class One Mortgage Loans are to be segregated.

         "[Class One] Mortgage Loans": The Mortgage Loans listed in [Schedule ] to this Series Supplement.

         "[Class One] Subordinated Account": The account to be created pursuant to this Indenture into which will be deposited the proceeds of the [Class One] Mortgage Loans remaining in the [Class One] CP Subaccount after all payments have been made to the Class [____] Bonds, if a Subordinated Trustee has been appointed pursuant to Section 11 hereof. The Class One Subordinated Account will be maintained by the Subordinated Trustee for the benefit of the Class [____] Bonds.

         "[Class Two] Bonds": The Class [___].

         "[Class Two] CP Subaccount": The CP Subaccount of the Collateral Proceeds Account into which the proceeds of the Class Two Mortgage Loans are to be segregated.

         "[Class Two] Mortgage Loans": The Mortgage Loans listed in [Schedule ] to this Series Supplement.

         "[Class Two] Subordinated Account": The account to be created pursuant to this Indenture into which will be deposited the proceeds of the Class Two Mortgage Loans remaining in the Class Two CP Subaccount after all payments have been made to the Class [____] Bonds, if a Subordinated Trustee has been appointed pursuant to Section 11 hereof. The Class Two Subordinated Account will be maintained by the Subordinated Trustee for the benefit of the Class [____] Bonds.

         "Clearing Agency": The meaning assigned to such term in Section 5 hereof.

         "Closing Date": _______________________.

         "Collateral Value": For any Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan.

         "CP Subaccount": Either of the [_____________] Subaccounts of the Collateral Proceeds Account.

         "Cut-off Date": ___________ __, 20__.

         "Delivery Date": ___________ __, 20__.

         "Eligible Investments": For purposes of the definition of Eligible Investments in the Indenture, references to long-term debt ratings in one of the two highest applicable categories from each Rating Agency shall be deemed to be ratings of "AA" or higher by Standard & Poor's Ratings Group and "Aa3" or higher by Moody's Investors Service, Inc. and references to commercial paper or short-term debt ratings in the highest applicable category from each Rating Agency shall be deemed to be "A-1" by Standard & Poor's Ratings Group and "P-1" by Moody's Investor's Service, Inc.

         ["Home Equity Loans "]

         "Issue Date": _____________ __, 20_.

         "Master Servicer": ____________________________, a
____________________.

         "Master Servicer Advance Limit": An amount equal to ___% of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         "Month End Interest Shortfall": In the event of any Liquidation or prepayment of a Mortgage Loan other than on the last day of a month, the excess of (A) the difference between the interest payment that would have been paid on such Mortgage Loan through the last day of the month in which the Liquidation or prepayment occurred and the interest payment actually received by the Services on such Mortgage Loan, over (B) the amount paid by the Services as compensating interest with respect to such Mortgage Loan.

         "Mortgage Pool": The group of [Class One] Mortgage Loans or the group of [Class Two] Mortgage Loans.

         "Net Rate": For any month for each Mortgage Loan, the Note Rate on such Mortgage Loan minus the Servicing Fee Rate for such Mortgage Loan.

         "Payment Date": The [_______]day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing in _____.

         "Prepayment Period": With respect to a Payment Date,
____________________.

         "Purchase Price": With respect to a Mortgage Loan purchased from the Trust Estate, an amount equal to the unpaid principal balance of the Mortgage Loan plus accrued and unpaid interest thereon through the end of the calendar month in which the purchase occurs, at the Note Rate, and, if the Master Servicer is the purchaser, minus any unreimbursed advances of principal made by the Master Servicer on such Mortgage Loan and any outstanding Servicing Fees owed with respect to such Mortgage Loan. If the purchaser is an entity other than the Master Servicer, the Purchase Price will also include an amount equal to any interest payments advanced by the Master Servicer and any outstanding Servicing Fees owed with respect to the Mortgage Loan.

         "Rating Agency": Each of [_______________________________________.]

         "Realized Loss": With respect to any Mortgage Loan, (a) in the case of a modification of a Mortgage Loan resulting from the bankruptcy of a Borrower, the amount of any reduction of the principal balance of the Mortgage Loan or if the principal and interest payments for any Mortgage Loan are recast in a bankruptcy proceeding, the difference on each Payment Date between the originally scheduled Monthly Payment relating to such Payment Date and the revised Monthly Payment relating to such Payment Date; and (b) in the case of a liquidated Mortgage Loan, the excess of (i) the unpaid principal balance of the Mortgage Loan plus accrued interest thereon and the costs and expenses of disposition over (ii) Liquidation Proceeds; (c) in the case of a mortgage insurer's failure to pay a claim with respect to a Mortgage Loan on the grounds of fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan, the amount of such claim; and (d) in the case of a loss on a Mortgage Loan arising out of damage to the Mortgaged Property that is not covered by a Standard Hazard Insurance Policy, the amount of such loss.

         "Record Date": With respect to the first Payment Date, the Delivery Date and, with respect to each succeeding Payment Date, the last Business Day of the month preceding the month in which such Payment Date occurs.

         "Redemption Price": With respect to the Bonds, the Redemption Price shall be an amount equal to [the sum of the then outstanding principal balance of each Bond plus one month's Accrued Interest (plus any principal and interest on such Bond remaining unpaid from any previous Payment Date) plus unreimbursed Advances and unpaid Servicing Fees.]

         "Sales Agreement": The sales agreement relating to the Mortgage Loans, by and between the Depositor and the Seller, dated _______ __, ____.

         "Scheduled Principal Balance": With respect to each Mortgage Loan as of the date of determination, an amount equal to the scheduled principal balance thereof as of the Cut-off Date, reduced by the principal portion of all scheduled Monthly Payments due on or before such determination date, whether or not received, and by all amounts allocable to unscheduled principal payments received on or before such determination date and as further reduced by the amount of any Realized Loss (to the extent treated as a principal loss) with respect to such Mortgage Loan on or before such determination date.

         "Series Year Reporting Date": ___________ of each year, commencing in
__________.

         "Servicing Agreement": The Servicing Agreement [(including the Standard Terms to the Servicing Agreement, ________ __, 20__ Edition)] between the Depositor and the Master Servicer, dated as of _____ 20__.

         "Servicing Fee": In any month, an amount equal to [one-twelfth of the Servicing Fee Rate times the aggregate Scheduled Principal Balance of the Mortgage Loans as of the immediately preceding Due Date, without taking into account any payment of principal due on such Due Date.]

         "Servicing Fee Rate": _____% per annum.

         "Shortfall": Collectively, Month-End Interest Shortfall and Soldiers' and Sailors' Shortfall.

         "Soldiers' and Sailors' Shortfall": The shortfall in interest resulting from the reduction of the Note Rate on a Mortgage Loan with respect to military personnel called to active service.

         "Step-Down Conditions": For each Payment Date through _____, the Step-Down Conditions are satisfied if either (a) or (b) below is satisfied:

         (a)(i) not more than an average of [___] per annum of all Monthly Payments on all of the Mortgage Loans due in the preceding twelve months have been delinquent [___] days or more (including Monthly Payments that would have been due with respect to Mortgage Loans in foreclosure or that have become
                  REO); and

         (ii) aggregate Realized Losses of all of the Mortgage Loans prior to the applicable Payment Date do not exceed [___] of the initial Subordinated Percentage; or

         (b)(i) not more than an average of [__] per annum of all Monthly Payments on all of the Mortgage Loans due in the preceding twelve months have been delinquent [__] days or more (including Monthly Payments that would have been due with respect to Mortgage Loans in foreclosure or that have become
                  REO); and

         (ii) aggregate Realized Losses of all of the Mortgage Loans prior to the applicable Payment Date do not exceed [___] of the initial Subordinated Percentage.

         For each Payment Date following _____, the Step-Down Conditions are satisfied if the following conditions are satisfied:

                  (i) not more than an average of [__] per annum of all Monthly Payments on all of the Mortgage Loans due in the preceding twelve months have been delinquent [__] days or more (including Monthly Payments that are due or would have been due with respect to Mortgage Loans in foreclosure or that have become REO); and

                  (ii) aggregate Realized Losses of all of the Mortgage Loans do not exceed the following percentages of the initial Subordinated Percentage Surplus Accounts as of the applicable Payment Date, as follows: Payments Dates from _____ through _____, [___]; Payment Dates from _____ through _____, [___]; Payment Dates from _____ through _____, [___]; Payment Dates from _____ through _____, [___]; and Payment Dates from _____ and thereafter, [___].

         "Subordinated Percentage": [___] less the related Bond Percentage.

         "Trustee": __________________________________, solely in its capacity as Trustee under this Indenture, _________________, Attn: Corporate Trust Dept., or its successor in interest, or any successor trustee appointed as herein provided.

         "Underwriter": ____________________________________.

         "Variable Rate": A per annum rate, calculated on each Payment Date, equal to the weighted average of the Net Rates on the Mortgage Loans in the related Mortgage Pool in effect on the first day of the applicable Due Period.

         SECTION 2. Class Designation; Principal Amount; Maturity.

         The Bonds shall be designated generally as the Depositor's Collateralized Mortgage Bonds, Series ____. The aggregate principal amount of Bonds that may be authenticated and delivered under this Series Supplement is limited to $_____________ except for Bonds authenticated and delivered upon registration of, transfer of or in exchange for, or in lieu of, other Bonds pursuant to Sections 3.04, 3.05 or 3.06 of the Indenture. Such aggregate principal amount shall be divided among four Classes having designations, initial principal amounts, Interest Rates and Stated Maturities as follows:

                                     Initial
                                    Principal       Interest               Stated
Designation                           Amount          Rate                Maturity
-----------                        -----------      --------            -------------
Class [___]                        $__________        (1)               _____________
Class [___]                         __________        (1)               _____________
Class [___]                         __________        (1)               _____________

                                     Initial
                                    Principal       Interest               Stated
Designation                           Amount          Rate                Maturity
-----------                        -----------      --------            -------------
Class [___]                         __________        (1)               _____________


[(1) The Class [One] Bonds and Class [Two] Bonds are entitled to receive interest on their outstanding principal balances immediately prior to such Payment Date at the Variable Rate of the related Mortgage Pool.]

SECTION 3. Date of the Bonds.

         The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Depositor on the Delivery Date shall be dated __________, ___. All other Bonds that are authenticated after the Delivery Date for any other purpose under the Indenture shall be dated the date of their authentication.

SECTION 4. Book-Entry Bonds.

         Each Class of Bonds shall be Book-Entry Bonds and shall be issued initially as one or more certificates in the name of the Clearing Agency or its nominee. For all purposes, the Trustee shall deal with the Clearing Agency as Holder of such Book-Entry Bonds. The rights of Beneficial Owners of the Book-Entry Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Bonds shall not be entitled to certificated securities for the Book-Entry Bonds as to which they are the Beneficial Owners, except as provided below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Depositor and the Trustee, a Book-Entry Bond may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Bond for the account of the respective Clearing Agency Participants and Beneficial Owners.

         Neither the Depositor, the Master Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Bonds held by the Clearing Agency, or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         The Book-Entry Bonds will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Bonds or their nominees, rather than to the Clearing Agency or its nominee, only if (a) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Bonds and the Depositor is unable to locate a qualified successor within [___] days or (b) the Depositor, at its option, elects to terminate the book-entry system operating through the Clearing Agency.

         Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Bonds through Clearing Agency Participants, of the availability of Certificated Bonds. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Bonds and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Bonds as Certificated Bonds to the Beneficial Owners identified in writing by the Clearing Agency. Such Certificated Bonds shall not constitute Book-Entry Bonds.

SECTION 5. Denominations.

         Except as provided below, each Class of Bonds will be registered in one or more certificates in the name of a nominee of The Depository Trust Company (the "Depository" or the "Clearing Agency") (together with any successor depository selected by the Depositor), and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of [$______] and increments of [$_____] in excess thereof.

SECTION 6. Determination of Interest and Interest Payments.

         Each Class of Bonds will be entitled to receive its applicable Accrued Interest on each Payment Date. Interest shall be calculated on the basis of a [360-day year consisting of twelve 30-day months]. Interest accruing on the outstanding principal balance of each Class of Bonds on any Payment Date will include interest for the applicable Accrual Period.

SECTION 7. Priority of Payments.

         (a) In accordance with the Indenture, on each Payment Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall segregate monies in the Collateral Proceeds Account into the Class One CP Subaccount, in the case of funds received with respect to the Class One Mortgage Loans, and the Class Two CP Subaccount, in the case of funds received with respect to the Class Two Mortgage Loans, in accordance with the statement furnished by the Master Servicer and shall distribute such funds for each Mortgage Pool in the following manner:

                  (i) [funds in each CP Subaccount will be applied in the following order:

                           (A) to the related Class A Bonds, an amount equal to the Accrued Interest on such Bonds or Amount for such Payment Date (plus any interest for such Bonds or Amount remaining unpaid from any previous Payment Date);

                           (B) to the related Class A Bonds, an amount equal to the related Bond Principal Amount, to be applied to reduce the outstanding principal balance thereof, until the related Class A Bonds have been paid in full;

                           (C) if the amount in such CP Subaccount is in excess of the amounts necessary to distribute in full the amounts described in clauses (A) and (B) above and the amount in the CP Subaccount relating to the other Mortgage Pool is less than the amount required to distribute in full the amounts described in clauses (A) through (B) above for the Class A Bonds and relating to such other Mortgage Pool, then such excess amount will be applied to such other Mortgage Pool to reduce such insufficiency, if any;

                           (D) to the related Class B Bonds, an amount equal to Accrued Interest on such Class B Bonds for such Payment Date (plus any interest for such Class B Bonds remaining unpaid from any previous Payment Date);

                           (E) provided that the outstanding principal balance of the related Class A Bonds has been paid in full, to the related Class B Bonds, an amount equal to the related Bond Principal Amount, to be applied to reduce the outstanding principal balance thereof, until the related Class B Bonds have been paid in full;

                           (F) if the amount in such CP Subaccount is in excess of the amounts necessary to distribute in full the amounts described in paragraphs (D) and (E) above and the amount in the CP Subaccount relating to the other Mortgage Pool is less than the amount required to distribute in full the amounts described in clauses (D) and (E) above for the Class B Bonds relating to such other Mortgage Pool, then such excess amount will be applied to such other Mortgage Pool to reduce such insufficiency, if any;

                           (G) To the extent amounts have been diverted into a CP Subaccount from another CP Subaccount pursuant to clauses (C) or (F) above and not reimbursed previously, equivalent amounts, to the extent of available funds, shall be diverted from the CP Subaccount so increased into the CP Subaccount from which the funds were taken; and

                  (ii) any principal and interest amounts on the Mortgage Loans remaining in each CP Subaccount shall be deposited in the Surplus Account and released from the lien of the Indenture and paid to the Depositor or such Person as the Depositor shall designate in accordance with Section 13.05 of the Indenture.

         (b) In the event that a Subordinated Trustee is appointed pursuant to Section 11 hereof, on each Payment Date after the payment of the Class A Bonds related to each Mortgage Pool in accordance with subsections (a)(i)(A) through (a)(i)(C) of this Section 7, all amounts remaining in a CP Subaccount as specified in the statement furnished by the Master Servicer shall be transferred by the Trustee to the Subordinated Trustee for deposit into a Subordinated Account for such Class established by the Subordinated Trustee for payment in accordance with (a)(i)(D) through (a)(i)(G) and (a)(ii).

         (c) All distributions or allocations made with respect to each Class of Bonds on each Payment Date shall be allocated pro rata among the Outstanding Bonds of such Class.]

SECTION 8. Places for Payment.

         Payments to the Holders of each Class of Bonds on any Payment Date will be made to the Holders of record of the respective Class on the related Record Date. Distributions on the Book-Entry Bonds shall be made to the Depository by wire transfer. Payments on any Certificated Bond will be made either (a) by check mailed to the address of each Bondholder as it appears in the Bond Register maintained by the Bond Registrar or (b) by wire transfer of immediately available funds (upon request to the Trustee in writing by the Record Date immediately prior to such Payment Date) by any holder of such Bonds having an initial principal amount of at least -[$______]. A fee may be charged by the Trustee to a Certificated Bondholder for any payment made by wire transfer. Final payments on the Bonds will be made only upon surrender of the Bonds at the Corporate Trust Office of the Trustee.

SECTION 9. Redemption.

         The Bonds are subject to redemption, in whole but not in part, at the option of the Depositor, on any Payment date on or after the Payment Date on which, after giving effect to payments on the Bonds to be made on such date, the aggregate principal balance of Bonds then outstanding is equal to or less than [___] of the original aggregate principal amount of the Bonds. Any such redemption shall be at a price equal to the Redemption Price and shall be conducted in accordance with Article Eleven of the Indenture.

SECTION 10. Separate Trustees in the Event of a Conflict.

         At any time or times (a) for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located or (b) if the Holders of a majority of the then outstanding principal balance of the Class B Bonds determines that there is a conflict between the interests of the Holders of Class A Bonds, on the one hand, and the interests of the Holders of Class B Bonds, on the other, the majority of the Holders of the Class B Bonds may so notify the Trustee and the Depositor in writing, and the Depositor shall, upon such notification, appoint one or more Persons (who shall not be Bondholders) to act as co-trustee, jointly with the Trustee (referred to herein, in the event a Subordinated Trustee has been appointed, as the "Senior Trustee"), of all or any part of the Trust Estate (such co-trustee, if appointed pursuant to clause (b) above, a "Subordinated Trustee"), or to act as Subordinated Trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or Subordinated Trustee and to vest in such Person or Persons in the capacity aforesaid any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section; provided, however, that in cases of appointment of a Subordinated Trustee, the Senior Trustee shall have possession of the Trust Estate in accordance with this Indenture. Any such co-trustee or Subordinated Trustee shall accept its appointment in accordance with Section 7.11 of the Indenture.

         The Depositor shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint such co-trustee or Subordinated Trustee. If the Depositor does not join in such appointment within [___] days after the receipt by them of a request to do so, the Trustee alone shall have power to make such appointment; provided, however, that if an Event of Default has occurred and is continuing and a Subordinated Trustee is to be appointed, the Holders of a majority of the outstanding principal balance of the Class B Bonds shall also have power to make such appointment.

         Should any written instrument from the Depositor be required by any co-trustee or Subordinated Trustee so appointed to more fully confer to such co-trustee or Subordinated Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or Subordinated Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (i) the Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of the Mortgage Collateral held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee or the Senior Trustee as the case may be;

                  (ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or Subordinated Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or the Senior Trustee and such co-trustee or Subordinated Trustee jointly, as shall be provided in the instrument appointing such co-trustee or Subordinated Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee or the Senior Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or Subordinated Trustee;

                  (iii) the Trustee at any time, by an instrument in writing executed by it, with the approval of the Depositor evidenced by an Depositor Order, may accept the resignation of or remove any co-trustee (except a Subordinated Trustee) appointed under this Section and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee (except a Subordinated Trustee) without the approval of the Depositor. In the case of a Subordinated Trustee, the Holders of a majority of the then outstanding principal balance of the Class B Bonds shall have the power to accept the resignation of or remove any such Subordinated Trustee. Upon the written request of the Trustee, or, in the case of the removal or resignation of a Subordinated Trustee, upon the written request of a majority of the Holders of a majority of the then outstanding principal balance of the [Class B] Bonds, the Depositor shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal; a successor to any co-trustee or Subordinated Trustee so resigned or removed may be appointed in the manner provided in this Section. On the date on which the Class B Bonds have been paid in full, any Subordinated Trustee that has been appointed and is then serving pursuant to this Section shall resign and the Senior Trustee shall accept the resignation of, or remove, such Subordinated Trustee, effective immediately, without the approval of the Depositor or the Holders of the [Class B Bonds];

(iv) no co-trustee or Subordinated Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such co-trustee, Senior Trustee or Subordinated Trustee hereunder;

(v) the Trustee shall not be liable by reason of any act or omission of a co-trustee or Subordinated Trustee to the extent such co-trustee or Subordinated Trustee is appointed in good faith and with due care;

(vi) except in the case of conflicts between Classes, any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee and Subordinated Trustee; in the case of conflicts between Classes, any Act of Bondholders delivered to the Senior Trustee shall be effective upon such delivery in accordance with the Indenture; the Senior Trustee shall promptly deliver a copy thereof to any Subordinated Trustee appointed pursuant to this Section; and

(vii) any co-trustee or Subordinated Trustee must meet the eligibility requirements of Section 7.9 of the Original Indenture.

SECTION 11. Transfer or Pledge of Depositor's Interest in the Trust Estate.

         The Depositor may transfer its interest in the Trust Estate or pledge its interest in the Trust Estate to secure additional series of Bonds, provided that (i) all right, title and interest so transferred shall be subject to the rights of the Holders of the Bonds and to the lien of the Indenture and (ii) there shall be delivered to the Trustee a letter from each of the Rating Agencies to the effect that such transfer will not result in a lowering of the rating assigned to the Bonds by such Rating Agency.

SECTION 12. Default.

         (a) An Event of Default with respect to a Bond means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i)      With respect to the Class A Bonds:

                           (A) Default in the payment of any principal of or interest on any Bond when the same becomes due and payable, which Default shall continue for a period of [____] days; or

                           (B) Failure in the payment in full of the principal amount of any Bond by its Stated Maturity; or

                           (C) Default in the performance, or breach, of any covenant, representation or warranty of the Depositor in the Indenture or in this Series Supplement (other than a Default in the performance of or breach of any covenant or warranty that is specifically dealt with elsewhere in this Section or in Article Nine of the Indenture), and continuance of such Default or breach for a period of [__] days after there shall have been given, by registered or certified mail, to the Depositor by the Trustee or to the Depositor and the Trustee by the Holders of at least [___] in then outstanding principal balance of the [Class A] Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture.

                  (ii) With respect to the [Class B] Bonds, so long as [___] days have elapsed during which no Class A Bonds have remained
         Outstanding:

                           (A) Default in the payment of principal of or interest on any Bond when the same becomes due and payable, which Default shall continue for a period of [____] days; or

                           (B) Failure in the payment in full of the principal amount of any Bond by its Stated Maturity; or

                           (C) Default in the performance, or breach, of any covenant, representation or warranty of the Depositor in the Indenture or in this Series Supplement (other than a Default in the performance of or breach of any covenant or warranty that is specifically dealt with elsewhere in this Section or in Article Nine of the Indenture), and continuance of such Default or breach for a period of [__] days after there shall have been given, by registered or certified mail, to the Depositor by the Trustee or to the Depositor and the Trustee by the Holders of at least [___] in then outstanding principal balance of the [Class B] Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture.

                  (iii)    With respect to all Bonds:

                           (A) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Depositor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Depositor under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Depositor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of [__] consecutive days; or

                           (B)      the institution by the Depositor of
                  proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Depositor or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Depositor in furtherance of any such action.

         (b) If the Trustee sells the Trust Estate pursuant to Section 6.04 of the Original Indenture, any money collected by the Trustee and applied to the payment of the Bonds pursuant to Section 6.08 of the Original Indenture shall be applied in accordance with Section 7 hereof.

         (c) Each Bondholder shall be deemed to have agreed, by its acceptance of the Bonds, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of the Depositor for a period of one year and one day following the payment in full of such Bond.

         (d) Upon the occurrence of a default hereunder with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such default for [__] days, the Trustee is required to resign as trustee for the [Class B] Bonds and appoint a new trustee for such Bonds pursuant to Section ___ of the Indenture.

         (e) Upon the occurrence of an Event of Default under Section 6.01 of the Servicing Agreement, the Trustee shall, at the direction of the Holders of at least [___] of the aggregate outstanding principal balance of the Bonds, and may without such direction, enforce any of the remedies set forth in the Servicing Agreement.

SECTION 13. Substitution or Repurchase of Mortgage Collateral.

         (a) The Depositor's right to substitute Mortgage Collateral as security for the Bonds pursuant to Section 3.11 of the Original Indenture is subject to the additional limitations that in no event may such a substitution
(i) materially change the characteristics of the Mortgage Loans pledged to secure the Bonds or (ii) result in an extension of the Stated Maturity of any Class of Bonds. In addition, the Depositor's right to substitute Mortgage Collateral shall be limited to substitutions of items of Mortgage Collateral that (i) the Seller substitutes pursuant to the Sales Agreement and (ii) take place within the time constraints to which the Seller is subject under the Sales Agreement. The Trustee shall be entitled to rely on an Officer's Certificate of the Depositor as to the Depositor's compliance with these requirements.

         The Depositor shall not be required to provide the Trustee with a letter from the Rating Agencies or an Accountant's Certificate as required by
Section 3.11 of the Indenture in connection with a substitution of Mortgage Collateral if the sum of the Collateral Value at the time of withdrawal of the Original Mortgage Collateral withdrawn plus the Collateral Value at the time of withdrawal of all Original Mortgage Collateral previously withdrawn under this

Section 13 does not exceed [$________], and the substitution otherwise meets the requirements of the Indenture. The Trustee shall be entitled to rely on an Officer's Certificate of the Depositor as to a substitution meeting such requirements.

         (b) The Depositor may also obtain the release from the lien of the Indenture of any Mortgage Loan that has suffered a material impairment in value due to a breach of the representations and warranties contained in the Sales Agreement. In order to obtain such release, the Depositor must remit to the Trustee the amount of the Purchase Price, which the Trustee shall treat as a prepayment in full of such Mortgage Loan.

SECTION 14. Converted Mortgage Loans.

         Upon receipt of written notice of the conversion of any ARM Loan to a Converted Mortgage Loan, the Master Servicer shall on behalf of the Trustee enforce the provisions of the Sales Agreement with respect to such Converted Mortgage Loan to purchase such Converted Mortgage Loan from the Trust Estate. In the event that the Master Servicer is unable to enforce the provisions of the Sales Agreement relating to the purchase of any Converted Mortgage Loan due to the default of the party obligated thereunder, and such default remains unremedied for [___]Business Days following notice thereof to such party, the Master Servicer shall on behalf of the Trustee use its best efforts to cause such Converted Mortgage Loan to be sold for settlement on the last day of any month. Any such Converted Mortgage Loan that is not purchased or sold as provided herein shall remain in the Trust Estate.

SECTION 15. Trustee's Advance Obligation.

         As a successor Master Servicer, the Trustee shall be obligated to make Advances with respect to the Mortgage Loans in accordance with the terms of the Servicing Agreement if the Master Servicer fail to make a required Advance; provided, however, that the Trustee shall not be obligated to make an Advance that it deems unrecoverable. The Trustee is entitled to rely upon any determination by the Master Servicer that an Advance is unrecoverable. The Trustee shall not be required to make Advances in excess of the Master Servicer Advance Limit.

SECTION 16. Form of Bonds.

         The forms of each Class of Bonds are set forth as [_______________], which are attached hereto in accordance with the terms of the Indenture. [________] also is attached hereto.

SECTION 17. Notice to the Rating Agencies.

         The Depositor shall use its best efforts promptly to provide notice to the Rating Agencies of the following events of which it has actual knowledge with respect to each of the [_________] Mortgage Loans and [_________] Mortgage
Loans:

         (a) any material change to or amendment of this Series Supplement or the Original Indenture;

         (b) the occurrence of any Event of Default that has not been cured;

         (c)      the resignation or termination of the Trustee;

         (d)      the substitution of Mortgage Collateral; or

         (e)      the final payment to Bondholders.

         In addition, the Depositor shall provide to the Rating Agencies (i) each month a copy of the Payment Date Report and (ii) within [__] days after the end of each calendar year a report on delinquencies and foreclosures occurring with respect to the Mortgage Loans of each Mortgage Pool during such calendar year.

SECTION 18. Payment Instructions.

         The Trustee shall direct funds released from the lien of the Indenture pursuant to Section 7 hereof in accordance with separate payment instructions of the Depositor with respect to each Surplus Account.

SECTION 19. Ratification of Indenture.

         As supplemented by this Series Supplement, the Indenture is in all respects ratified and confirmed, and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

SECTION 20. Schedules.

         [_____________________] are attached hereto as contemplated by the Indenture.

SECTION 21. Counterparts.

         This Series Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the ___ day of ________ 20__.


                                             UNION PLANTERS HOME EQUITY
                                             CORP.
Attest:

                                             By:
                                                ---------------------------

By:                                          Its:
   ---------------------------                   ---------------------------
Its:
    ---------------------------

                                             ------------------------
                                                                   , as Trustee
                                                      -------------
Attest:

                                             By:
                                                ---------------------------

By:                                          Its:
   ---------------------------                   ---------------------------

Its:
    ---------------------------

                        [LIST OF SCHEDULES AND EXHIBITS]

SCHEDULE [___]

SCHEDULE [___]

EXHIBIT [___]

EXHIBIT [___]